SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

 FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934.

Date of Report (Date of earliest event reported):  April 30th, 2007

REDDI BRAKE SUPPLY CORPORATION.
(Exact Name of Registrant as Specified in Charter)

Nevada	0-19620	84-1152135
(State of Incorporation)	(Commission File No.)	(I.R.S. Employer
Identification Number)

175 East 400 South Suite 900 Salt Lake City, Utah 84111
(Address of Principal Executive Offices)

(801) 269-8535
(Registrant's Telephone Number, including area code)

Section 8.	Other Events.

Item 8.01	Other Events.

The board of directors of the Registrant on April 24th 2007, passed a resolution unanimously approving a TWO-for-one forward stock split of the Registrant's common stock (the “Forward Stock Split”). Pursuant to the terms of the Forward Stock Split, each share of the Registrant's common stock held by the shareholders of record on May 15th , 2007 (the “Record Date”) shall, on May 16th 2007 (the “Effective Date”), automatically become the equivalent of two (2) shares of post Forward Stock Split common stock of the Registrant. The Registrant did not change the number of shares of common stock authorized for issuance under its Articles of Incorporation or change the par value per share of its commons stock as a result of the Forward Stock Split.

Holders of the Registrant's common stock are not required to take any actions in connection with the Forward Stock Split. On the Effective Date, the Registrant's transfer agent shall issue each common shareholder of record on the Record Date such number of additional shares of common stock as they are entitled to based on the number of shares held by such holder.

Section 9.	Financial Statements and Exhibits

Item 9.01	Financial Statements and Exhibits.

(d)   Exhibits.

The following Exhibits are hereby filed as part of this Current Report on Form 8-K:

Exhibit	Description

99.1	Press Release dated April 30th, 2007.

 SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, Continental Fuels, Inc. has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

REDDI BRAKE SUPPLY CORPORATION

Date: April 30th, 2007	By:	/s/ Michael Zwebner
Michael Zwebner CEO, President,

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